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                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT


                  THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of the ___day of August, 2003 (this "First Amendment"), by and among UNITED STATES LIME & MINERALS, INC., a Texas corporation ("U.S. Lime"), TEXAS LIME COMPANY, a Texas corporation wholly owned by U.S. Lime ("TLC"), ARKANSAS LIME COMPANY, an Arkansas corporation wholly owned by U.S. Lime ("ALC") (U.S. Lime, TLC and ALC are collectively referred to as "Borrowers" and individually as a "Borrower"), and NATIONAL CITY BANK ("Bank").

                                   Background

         A. Borrowers and Bank are parties to a Loan and Security Agreement dated as of February 28, 2003 (as amended, restated, or otherwise modified and in effect from time to time, the "Loan Agreement") pursuant to which Bank agreed, subject to the terms and conditions of the Loan Agreement, to lend to Borrowers up to (i) Five Million Dollars ($5,000,000) on a revolving loan basis, and (ii) Two Million Dollars ($2,000,000) on a discretionary line of credit basis for equipment purchases, secured by Borrowers' Accounts, Inventory, and related personal property, and the equipment purchased with Advances. All initially capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

         B. U.S. Lime has incurred $14,000,000 of additional Debt to fund the second phase of ALC's plant construction (the "Phase II Debt"), evidenced by promissory notes of U.S. Lime copies of which are attached hereto as Exhibit "A" (the "Phase II Notes"). In connection with the Phase II Notes, U.S. Lime will issue to the holders of the Phase II Notes warrants to purchase an aggregate of 162,000 shares of U.S. Lime's common stock (the "Warrants"). Borrowers and Lenders desire to amend the Loan Agreement to, inter alia, approve the terms of the Phase II Debt, provide for the curtailment of Dividends by U.S. Lime for a period of two years, amend the Tangible Net Worth covenant set forth in the Loan Agreement and provide for an increase in the maximum WC Line Amount thereunder.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Ratification. This First Amendment is a modification of the Loan Agreement pursuant to Section 18.11 thereof. Except as expressly set forth herein, or in any amendment to any of the documents referred to herein, Borrowers and Bank acknowledge and agree that each and every term, condition and provision of the Loan Agreement is hereby ratified and confirmed in full.



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         2. Outstanding Indebtedness. Borrowers hereby unconditionally acknowledge that, as of the date hereof, the outstanding principal balance of the WC Line is $2,200,000 and that such amount, together with interest thereon at the rates set forth therein, is owing to Bank without claim, counterclaim, recoupment, defense or setoff of any kind.

         3. Increase in Maximum WC Line Amount. The Phase II Debt constitutes an Additional Funding, and Borrowers may increase the maximum WC Line Amount to $6,000,000; provided that Borrowers shall give Bank not less than 10 days notice prior to the date of increase, and on or before such date, Borrowers shall have executed and delivered to Bank an amended and restated WC Line Note in the original principal amount of $6,000,000 together with such other documents and instruments Bank may require in order to effect the increase.

         4. Tangible Net Worth Covenant. Section 8.2 of the Loan Agreement is hereby amended and restated in its entirety as of the date hereof as follows:


         "Permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of $25,000,000 ($30,000,000 for the fiscal quarter ended June 30, 2003 and each fiscal quarter thereafter), plus 50% of Borrowers' cumulative Net Income from January 1, 1999 calculated for each succeeding fiscal quarter through the last day of such fiscal quarter.

         5. Transactions With Affiliates. Borrowers represent and warrant to Bank that the Phase II Notes, the Warrants and the related Note and Warrant Purchase Agreement and Registration Rights Agreement (collectively, the "Phase II Debt Documents") fully disclose the transactions contemplated thereby, and there are no other documents or instruments executed or delivered in connection with such transactions other than the Phase II Debt Documents and a related Confidential Memorandum dated May 2003 prepared by Frost Securities, Inc. with respect to U.S. Lime. Bank acknowledges that one or more of the holders of the Phase II Notes and Warrants is an Affiliate of Borrowers, and hereby approves the fairness and reasonableness of the Phase II Debt Documents as required by
Section 9.9 of the Loan Agreement.

         6. Warrants. The Bank hereby consents to the issuance of the Warrants.

         7. Suspension of Dividends. Section 9.7 of the Loan Agreement notwithstanding, during the two-year period commencing June 30, 2003 to June 30, 2005, U.S. Lime will not declare, pay or accrue any dividend payable in cash to any of its shareholders without the prior written consent of Bank.

         8. Amendments to Phase II Debt; Notice. U.S. Lime agrees (i) not to amend or modify the put right in the Common Stock Purchase Warrants issued to the holders of the Phase II Debt without the prior written consent of Bank, and
(ii) to provide prompt written notice to Bank of any amendment, restatement or other modification of any of the Phase II Debt Documents. Upon the occurrence of an Event of Default, Borrowers shall promptly notify each holder of the Phase II Notes thereof and of the commencement of a Standstill Period (as defined in the Phase II Notes) if then applicable.

         9. Representations and Warranties. To induce Bank to approve the modifications contemplated by this First Amendment and the Phase II Debt, Borrowers jointly and severally represent and warrant to Bank as follows:




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                  9.1 After giving effect to the modifications contained herein, all representations, warranties and covenants made by Borrowers to Bank in the Loan Agreement (except those relating to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made as of the date hereof;

                  9.2 No Event of Default or Default has occurred and is continuing under the Loan Agreement as of the date hereof, and neither the execution, delivery nor performance of the Phase II Notes or the Warrants results in the occurrence of any Event of Default or Default;

                  9.3 Each Borrower is a corporation validly subsisting under the laws of the state of its incorporation; the execution, delivery and performance of this First Amendment and any other documents and instruments executed and delivered by the Borrowers to Bank in connection herewith (i) are within each Borrower's corporate powers, (ii) have been duly authorized by each Borrower's Board of Directors, (iii) do not contravene any provision of law or any indenture, agreement or undertaking to which any Borrower is a party or by which it is otherwise bound, any Borrower's Articles of Incorporation or bylaws, or any resolution of the Board of Directors of any Borrower, and (iv) require no consent or approval of any governmental authority or any third party which has not been obtained; and

                  9.4 In the case of each Borrower, this First Amendment and any other documents and instruments executed and delivered by such Borrower to Bank in connection herewith have each been validly executed by, and are enforceable against, such Borrower in accordance with their respective terms.


Any failure of any of the representations and warranties made by Borrowers in this First Amendment to be true and correct in all material respects when made shall constitute an Event of Default under the Loan Agreement.

         10. Conditions Precedent. The effectiveness of amendments to the Loan Agreement and the consents set forth herein are subject to the satisfaction of the following conditions precedent:

                  10.1 Borrowers and Required Lenders (as defined in the Credit Agreement) shall have executed and delivered an amendment to the Credit Agreement;

                  10.2 Bank shall be a third party beneficiary of the subordination and standstill provisions contained in Phase II Notes;

                  10.3 The Bank shall have received true, correct and complete copies of resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this First Amendment, and the other documents and instruments executed and delivered by any Borrower in connection herewith, including the Phase II Notes and the Warrants certified by such Borrower's Secretary as being true and complete copies of the originals thereof and remaining in full force and effect, not having been modified or rescinded;




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                  10.4 Borrowers shall have delivered to Bank true, correct and complete copies of all of the Phase II Debt Documents, and all other documents and instruments executed and delivered in connection therewith. All of the documents and instruments referred to in this Section 10 shall be satisfactory in form and substance to the Bank.

         11. Miscellaneous.

                  11.1 Entire Agreement. The Loan Agreement, as amended by this First Amendment, and the other Loan Documents embody the entire agreement and understanding among the Bank and Borrowers. The Loan Agreement, together with this First Amendment, and all documents executed and delivered in connection herewith, supersede all prior agreements and understandings relating to subject matter hereof. This First Amendment together with the Loan Agreement, and the documents executed and delivered in connection herewith, shall be construed as one agreement, and in the event of any inconsistency, the provisions of any promissory note evidencing a portion of the Indebtedness shall control over the provisions of this First Amendment.

                  11.2 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This First Amendment shall be effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  11.3 Captions. The captions or headings in this First Amendment are for convenience of reference only and in no way define, limit, or circumscribe the scope or intent of any provision of this First Amendment.

                  11.4 Successors and Assigns; Governing Law. This First Amendment shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.

                  11.5 Confession of Judgment. Borrowers ratify, confirm and restate the warrants of attorney to confess judgment contained in the various Loan Documents including, without limitation, those contained in the WC Line Note and the Equipment Line Note, and each and every other Loan Document containing any warrant of attorney to confess judgment. Borrowers ratify and confirm their understanding that by executing documents containing warrants of attorney to confess judgment against them, they have waived and are again hereby waiving the right to receive notice or opportunity to defend against the entry of a judgment against them before the entry of such judgment. These waivers are knowingly, voluntarily and intelligently made, with the intention of being legally bound hereby.



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         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this First Amendment as of the day and year first written above.


                                   UNITED STATES LIME & MINERALS, INC., as
                                   Borrower

                                   By:
                                       ------------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------



                                   TEXAS LIME COMPANY, as Borrower


                                   By:
                                       ------------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------



                                   ARKANSAS LIME COMPANY, as Borrower


                                   By:
                                       ------------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------



                                   NATIONAL CITY BANK, as Bank


                                   By:
                                       ------------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------




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                                   Exhibit "A"

                      Copies of Phase II Subordinated Notes







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